From:                   CAVALIER HOMES, INC.
                             Approved by:            David Roberson
                             Subject:                First Quarter Results
                             Contact:                Mike Murphy (256) 747-9800






                CAVALIER ANNOUNCES PROFITABLE FIRST QUARTER 2006



Addison, Ala. (May 2, 2006) - Cavalier Homes, Inc. (Amex: CAV) today announced results for the first quarter ended April 1, 2006. Highlights of the Company's report were as follows (in thousands, except per share amounts):

                                                                                          First Quarter Ended
                                                                                    -------------------------------
                                                                                       April 1,          April 2,
                                                                                         2006              2005
                                                                                    -------------    --------------
Revenue                                                                             $      74,950    $      55,122
                                                                                    =============    ==============
Income (loss) from continuing operations before income taxes                        $       1,763    $        (888)
Income tax provision (benefit)                                                                360             (141)
Equity in earnings of equity-method investees                                                 251              249
                                                                                    -------------    --------------
Income (loss) from continuing operations                                                    1,654             (498)
Income (loss) from discontinued operations                                                     12           (1,656)
                                                                                    -------------    --------------
Net income (loss)                                                                   $       1,666    $      (2,154)
                                                                                    =============    ==============

Diluted net income (loss) per share:
   From continuing operations                                                       $        0.09    $       (0.03)
   From discontinued operations                                                              0.00            (0.09)
                                                                                    -------------    -------------
                                                                                    $        0.09    $       (0.12)
                                                                                    =============    =============

Weighted average diluted shares outstanding                                                18,490           18,031
                                                                                    =============    ==============

         Commenting on the results, David Roberson, President and Chief Executive Officer, said, "We are pleased that Cavalier remained in the black for the first quarter of 2006, which is traditionally a seasonally slow period for our company and the industry and one that in recent years has produced a net loss for the Company. Of course, a key reason for our continued profitability in the first quarter was the completion of shipments under our 2005 contracts for Federal Emergency Management Agency housing, which accounted for 419 home shipments during the quarter, or about $13,000,000 in revenue. Aside from FEMA business, revenue for the first quarter still advanced from the year-earlier quarter even as non-FEMA home shipments declined slightly.

         "As our core business activity in the first quarter reflects - with shipments of non-FEMA homes to independent dealers declining 2% from the year-earlier level - the industry environment continues to be fragile and uncertain," Roberson continued. "Sales are still restrained by the lack of sufficient financing capacity and the industry has felt only a modest impact from the potential new demand for housing that we anticipated in the aftermath of last year's hurricanes. Long term, the lack of financing capacity must be resolved for sustainable industry growth to occur. As to recent hurricane damage in the Gulf Coast region, including the impact on housing stock, we continue to expect that it ultimately may create shortages of skilled craftsmen and cost pressures on raw materials. We also think these conditions may provide our industry with an opportunity to showcase how we can close the gap between site-built and factory-built homes with a new generation of efficient, feature-packed and architecturally pleasing multiple-section homes, delivering a new level of value and affordability to homebuyers.

                                    -MORE-

CAV Reports First Quarter Results
Page 2
May 2, 2006


         "Now that FEMA has released its long-awaited revisions to flood plain maps, we anticipate a slow increase in recovery and rebuilding activity," Roberson added. "The scale of this damage is unprecedented, and it will take some time for these efforts to gain traction, but as that occurs, we are hopeful it will produce an upturn in orders for manufactured housing. With a substantial portion of our manufacturing capacity located in the Southeast, we believe the Company is positioned to respond to the reconstruction efforts in the years to come and we hope to play a role in this process."

         Cavalier's revenue for the first quarter of 2006 increased 36% to $74,950,000 from $55,122,000 in the year-earlier period. Home manufacturing sales, the Company's largest source of revenue, increased 36% to $71,834,000 for the quarter versus $52,798,000 in the first quarter of fiscal 2005, as floor shipments from continuing operations rose 11% to 2,963 floors compared with 2,676 floors in the same period last year. Total floor shipments, including those from discontinued operations, increased 5% from 2,824 floors in the first quarter of fiscal 2005. Other sources of revenue increased 34% to $3,116,000 in the first quarter of 2006 from $2,324,000 in the year-earlier period, reflecting greater sales activity at the Company's retail sales centers and higher levels of installment loan sales.

         During 2005, the Company entered into contracts to build a total of 2,638 single-section homes for FEMA with an aggregate revenue value, including shipping, of approximately $81,000,000. These homes carried selling prices above the Company's standard product because of FEMA's unique specifications. In 2005, Cavalier shipped 2,219 FEMA homes for revenue of $68,000,000. In the first quarter of 2006, the Company completed shipments of the final 419 homes under these contracts, which added approximately $13,000,000 to first quarter 2006 revenue. The Company had no FEMA shipments in the year-earlier quarter.

         Gross profit for the first quarter increased 59% to $13,669,000 from $8,623,000 in the year-earlier period, primarily reflecting higher volume. Gross margin for the quarter increased to 18.2% from 15.6% in the first quarter of 2005, primarily because of higher selling prices in response to the steady increases in raw material costs that have taken place over the past year, a shift in product mix, and increased production efficiencies. Selling, general and administrative expenses increased 24% to $11,678,000 in the first quarter of 2006 from $9,426,000 in the year-earlier period, although as a percentage of revenue, selling, general and administrative expenses declined to 15.6% in the first quarter from 17.1% in the same period last year. The $2,252,000 increase in selling, general and administrative costs reflected primarily higher compensation costs, including incentive compensation on the Company's improved profits, and increased employee benefit costs related primarily to health insurance expense on a higher level of employment for the current-year period, due in part to the reopening of the Company's Winfield facility. The Company had no impairment and other related charges in the first quarter of 2006 (versus $143,000 in the year-earlier period) and recorded an income tax provision of $360,000 for the period (versus an income tax benefit of $141,000 in the prior-year quarter). The current quarter's provision reflected a 36% effective tax rate, or $732,000, against which the Company reversed, after review, $372,000 of its deferred tax asset valuation allowance. Net income from continuing operations for the first quarter of 2006 was $1,654,000 or $0.09 per diluted share versus a net loss from continuing operations of $498,000 or $0.03 per diluted share in the first quarter of 2005.

         In February 2005, Cavalier closed its plant in Fort Worth, Texas, and has accounted for the plant as discontinued operations in its financial results. For the first quarter of 2006, the Company had income from discontinued operations of $12,000 or $0.00 per diluted share versus a loss from discontinued operations in the year-earlier period of $1,656,000 or $0.09 per diluted share, which included previously reported impairment charges related to the plant. Net income for the first quarter of 2006, reflecting both continuing and discontinued operations, totaled $1,666,000 or $0.09 per diluted share versus a net loss of $2,154,000 or $0.12 per diluted share in the same period last year.

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

CAV Reports First Quarter Results
Page 3
May 2, 2006


         Commenting on the Company's financial position, Mike Murphy, Cavalier's Chief Financial Officer, pointed out that Cavalier ended the first quarter with cash and cash equivalents totaling $21,706,000 versus $14,379,000 at December 31, 2005, and $19,542,000 at the end of the first quarter last year. The change in cash and cash equivalents from year-end 2005 reflected primarily the collection of accounts receivable related to FEMA shipments in the fourth quarter of 2005. The combined total for accounts receivable and inventory at the end of the first quarter was $40,305,000 versus $66,756,000 at the end of 2005 and $33,791,000 at the end of the first quarter of 2005. Again, the decline in accounts receivable and inventory from year-end 2005 reflected primarily the completion of the Company's FEMA shipments. Approximately $675,000 in FEMA accounts receivable was outstanding at the end of the first quarter of 2006 versus $1,480,000 at April 2, 2005; both amounts were subsequently collected in the second quarter of 2006 and 2005, respectively.

         To support FEMA orders in 2005, the Company negotiated increases through June 2006 in the revolving line of credit component of its bank credit facility, raising the limit to $50,000,000, subject to collateral requirements, from its previous $15,000,000 limit. At April 1, 2006, there was no outstanding balance under the revolving line of credit.

         Concluding, Roberson said, "While we are encouraged by the Company's performance in the first quarter of 2006, we recognize that the industry requires additional financing capacity for retail customers and dealers to achieve fundamental growth from the current equilibrium point. Backlogs outside of our Alabama plants remain soft and the second quarter, without the benefit of FEMA shipments, likely will not match our first quarter. Still, we expect the Company to remain profitable in the second quarter and the year as a whole because of the improvements we have made to our manufacturing and cost structures. Longer term, we are working diligently to bring new products to market that demonstrate significant value for homebuyers and new and interesting housing alternatives for subdivision developers."

         Cavalier Homes, Inc. and its subsidiaries produce, sell, and finance manufactured housing. The Company markets its homes primarily through independent dealers, including exclusive dealers that carry only Cavalier products, and provides financial services primarily to retail purchasers of manufactured homes sold through its dealer network. A public, listen-only simulcast of Cavalier Homes' first quarter conference call will begin at 9:30 a.m. Eastern Daylight Time tomorrow (May 3, 2006) and may be accessed via the Company's web site, www.cavhomesinc.com, or at www.viavid.com. Investors are invited to access the simulcast at least 10 minutes before the start time in order to complete a brief registration form. A replay of this call will be available shortly after the call using this same link and will continue until June 3, 2006.

         With the exception of historical information, the statements made in this press release, including those containing the words "expects," "anticipates," "thinks" and "believes," and words of similar import, and those relating to industry trends and conditions, Cavalier's expectations for its results of operations during the most recent fiscal quarter and in future periods, acceptance of Cavalier's new product initiatives and the effect of these and other steps taken in the last several years on Cavalier's future sales and earnings, and Cavalier's plans and expectations for addressing current and future industry and business conditions, constitute forward-looking statements, are based upon current expectations, and are made pursuant to the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain known and unknown assumptions, risks and uncertainties that could cause actual results to differ materially from those included in or contemplated by the statements, including among other matters, significant competitive activity, including promotional and price competition; interest rates; increases in raw material and energy costs; changes in customer demand for Cavalier's products; inherent risks in the market place associated with new products and new product lines; and other risk factors listed from time to time in Cavalier's reports filed with the Securities and Exchange Commission, including, but not limited to, those discussed or indicated in Cavalier's Annual Report on Form 10-K for the period ended December 31, 2005, under the heading "Item 1. Business-Risk Factors," as filed with the Securities and Exchange Commission. Cavalier disclaims any obligation to update any forward-looking statements as a result of developments occurring after the issuance of this press release.

                                    -MORE-


CAV Reports First Quarter Results
Page 4
May 2, 2006


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

                              Cavalier Homes, Inc.
                             Data Sheet - Unaudited
                    ( in thousands, except per share amounts)

                                                                                            First Quarter Ended
                                                                                    ------------------------------
                                                                                        April 1,         April 2,
STATEMENT OF OPERATIONS SUMMARY                                                           2006             2005
                                                                                    -------------      -----------
Home manufacturing net sales                                                        $      71,834    $      52,798
Financial services                                                                            909              513
Retail                                                                                      2,207            1,811
                                                                                    -------------    -------------
   Total revenue                                                                    $      74,950    $      55,122
                                                                                    =============    =============

Cost of sales                                                                              61,281           46,499
                                                                                    -------------    -------------
   Gross profit                                                                            13,669            8,623

Selling, general and administrative                                                        11,678            9,426
Impairment and other related charges                                                           --              143
                                                                                    -------------    -------------
Operating income (loss)                                                                     1,991             (946)
                                                                                    -------------    -------------
Other income (expense):
   Interest expense                                                                          (377)            (266)
   Other, net                                                                                 149              324
                                                                                    -------------    -------------
                                                                                             (228)              58
                                                                                    -------------    -------------
Income (loss) from continuing operations before income taxes                                1,763             (888)
Income tax provision (benefit)                                                                360             (141)
Equity in earnings of equity-method investees                                                 251              249
                                                                                    -------------    -------------
Income (loss) from continuing operations                                                    1,654             (498)
Income (loss) from discontinued operations, net                                                12           (1,656)
                                                                                    -------------    -------------
Net income (loss)                                                                   $       1,666    $      (2,154)
                                                                                    =============    =============

Basic net income (loss) per share:
   From continuing operations                                                       $        0.09    $       (0.03)
   From discontinued operations                                                              0.00            (0.09)
                                                                                    -------------    -------------
   Net income (loss)                                                                $        0.09    $       (0.12)
                                                                                    =============    =============

Diluted net income (loss) per share:
   From continuing operations                                                       $        0.09    $       (0.03)
   From discontinued operations                                                              0.00            (0.09)
                                                                                    -------------    -------------
   Net income (loss)                                                                $        0.09    $       (0.12)
                                                                                    =============    =============

Weighted average shares outstanding:
   Basic                                                                                   18,308           18,031
                                                                                    =============    =============
   Diluted                                                                                 18,490           18,031
                                                                                    =============    =============






                                     -MORE-


CAV Reports First Quarter Results
Page 5
May 2, 2006
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

                        Cavalier Homes, Inc. Data Sheet (Continued)
                                        Unaudited
                          (in thousands, except per share amounts)

                                                                                          First Quarter Ended
                                                                                    ------------------------------
OPERATING DATA SUMMARY                                                                 April 1,          April 2,
Manufacturing sales:                                                                     2006              2005
                                                                                    -------------    -------------
Floor shipments:
   Continuing operations                                                                    2,963            2,676
   Discontinued operations                                                                     --              148
                                                                                    -------------    -------------
   Total floor shipments                                                                    2,963            2,824
                                                                                    =============    =============
Home shipments:
   Single section:
     Continuing operations                                                                    889              246
     Discontinued operations                                                                   --               20
   Multi-section:
     Continuing operations                                                                  1,031            1,210
     Discontinued operations                                                                   --               64
                                                                                    -------------    -------------
     Total home shipments                                                                   1,920            1,540
Shipments to company-owned retail locations                                                   (45)             (49)
FEMA shipments                                                                               (419)              --
                                                                                    -------------    -------------
Wholesale shipments to independent retailers                                                1,456            1,491
                                                                                    =============    =============

Retail sales:
     Single section                                                                            12               10
     Multi-section                                                                             29               27
                                                                                    -------------    -------------
Total sales                                                                                    41               37
                                                                                    =============    =============
Cavalier produced homes sold                                                                   38               33
                                                                                    =============    =============
Used homes sold                                                                                 3                4
                                                                                    =============    =============
Independent exclusive dealer locations                                                        107              121
Company-owned stores                                                                            4                4
Home manufacturing facilities -- operating                                                      7                6
Installment loan purchases                                                          $      10,106    $       6,385

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


CAV Reports First Quarter Results
Page 6
May 2, 2006



                                                                                        April 1,          April 2,
                                                                                         2006              2005
                                                                                    -------------    -------------
BALANCE SHEET SUMMARY
Cash and cash equivalents                                                           $      21,706    $      19,542
Accounts receivable, less allowance for losses                                             12,153           11,745
Inventories                                                                                28,152           22,046
Other current assets                                                                        9,467            5,690
                                                                                    -------------    -------------
   Total current assets                                                                    71,478           59,023
                                                                                    -------------    -------------
Property, plant and equipment, net                                                         29,352           30,442
Other assets                                                                               11,683           10,489
                                                                                    -------------    -------------
   Total assets                                                                     $     112,513    $      99,954
                                                                                    =============    =============

Current portion of long-term debt                                                   $       1,540    $       3,955
Other current liabilities                                                                  44,034           43,655
                                                                                    -------------    -------------
   Total current liabilities                                                               45,574           47,610
                                                                                    -------------    -------------
Long-term debt                                                                              7,279            8,651
Deferred income taxes                                                                          --              415
Stockholders' equity                                                                       59,660           43,278
                                                                                    -------------    -------------
   Total liabilities and stockholders' equity                                       $     112,513    $      99,954
                                                                                    =============    =============

OTHER INFORMATION
Working capital                                                                     $      25,904    $      11,413
Current ratio                                                                            1.6 to 1         1.2 to 1
Ratio of long-term debt to equity                                                        0.1 to 1         0.2 to 1
CIS installment loan portfolio                                                     $       13,803   $        8,984
Number of shares outstanding                                                               18,345           18,035
Stockholders' equity per share                                                      $        3.25    $        2.40




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